                         EXHIBIT 23.1

[LETTERHEAD OF MOSS ADAMS LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 relating to Venture Financial Group, Inc. 2004 Stock Incentive Plan, as amended, of our report dated March 28, 2008, relating to the financial statements appearing in the Annual Report on Form 10-K of Venture Financial Group, Inc. for the year ended December 31, 2007.

/s/ Moss Adams LLP Bellingham, Washington August 26, 2008